UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 6, 2017

Date of Report

(Date of earliest event reported)

NEVADA CANYON GOLD CORP.

(Exact name of Registrant as specified in its Charter)

Nevada	333-196075	46-5152859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

316 California Avenue, Suite 543, Reno, Nevada 89509

(Address of Principal Executive Offices)

888-909-5548

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On July 6, 2017, Walker River Resources Corp, a joint venture partner of Nevada Canyon Gold Corp. (the “Company”) posted to its website an informational news release containing details of Walker River Resources Corp. entering into a property purchase agreement with Nevada Canyon Gold Corp. (“Nevada Canyon”) to purchase Nevada Canyon’s 30% interest in the Lapon Canyon gold project (the “Release”).

Under terms of the property purchase agreement, the Company will acquire Nevada Canyon’s 30% interest in the Lapon Project in exchange for 9,100,000 common shares of the Company and warrants to acquire an additional 11,900,000 common shares. Each warrant is exercisable for a period of five years without further consideration into one common share in the capital of the Company. The terms of the warrants contain a provision that Nevada Canyon cannot exercise any warrants which would result in it owning 10% or more of the issued and outstanding shares of the Company. Closing of the agreement with Nevada Canyon is subject to the acceptance of the TSX Venture Exchange.

The Release contains an edited, simplified version of the factual information relevant to the Company’s involvement in the Lapon Canyon gold project, as well as other industry information. The Company may choose to regularly post similar information, as the management deems fit, to its website and may use the Release in reports and presentations from time to time. A copy of the Release is attached to this Current Report on Form 8-K as Exhibit 10.1.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD. The information contained in the Release is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Walker River Resources Information News Release dated July 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

Date: July 6, 2017	By:	/s/ Jeffrey Cocks
	Name:	Jeffrey Cocks
	Title:	Chief Executive Officer